Exhibit 10.1

VOTING AGREEMENT

VOTING AGREEMENT, dated as of May 15, 2007 (this “Agreement”) between Oracle Corporation, a Delaware corporation (“Parent”), and the individual listed as “Stockholder” on the signature page hereto (“Stockholder”).

WHEREAS, as a condition and inducement to Parent’s and Aqua Acquisition Corporation’s (“Merger Subsidiary”) willingness to enter into an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), with Agile Software Corporation, a Delaware corporation (the “Company”), Parent has requested Stockholder, and Stockholder has agreed, to enter into this Agreement with respect to all shares of common stock, par value $0.001 per share, of the Company that Stockholder beneficially owns (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (the “Shares”).

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

VOTING AGREEMENT; GRANT OF PROXY

Section 1.01 Voting Agreement. Until the earlier of the Effective Time or the termination of the Merger Agreement in accordance with its terms (the “Termination Date”), Stockholder hereby agrees to vote or exercise its right to consent with respect to all Shares that Stockholder is entitled to vote at the time of any vote or action by written consent to approve and adopt the Merger Agreement and any action required in furtherance thereof at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company. Stockholder hereby agrees that it will not vote any Shares in favor of, or consent to, and will vote against and not consent to, the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding-up of the Company or any other extraordinary transaction involving the Company other than the Merger, or (iii) proposal made in opposition to or in competition with consummation of the Merger or the transactions contemplated by the Merger Agreement.

Section 1.02 Irrevocable Proxy. Stockholder hereby revokes any and all previous proxies granted with respect to the Shares. By entering into this Agreement, Stockholder hereby grants a proxy appointing Parent as Stockholder’s attorney-in-fact and proxy, with full power of substitution, for and in Stockholder’s name, to vote, express consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section 1.01 above as Parent or its proxy or substitute shall, in Parent’s sole discretion, deem proper with respect to the Shares. The proxy granted by Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of

Parent entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by Stockholder shall not be exercised to vote, consent or act on any matter except as contemplated by Section 1.01 above. The proxy granted by Stockholder shall be revoked upon termination of this Agreement in accordance with its terms.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

Stockholder represents and warrants to Parent that:

Section 2.01 Corporation Authorization. The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby are within the powers (corporate and otherwise) of Stockholder and, if applicable, have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding Agreement of Stockholder, enforceable against Stockholder in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally and to rules of law governing specific performance, injunctive relief and other equitable remedies. If Stockholder is married and the Shares and options set forth on the signature page hereto opposite such Stockholder’s name constitute community property under Applicable Law, this Agreement has been duly authorized, executed and delivered by, and constitutes the valid and binding agreement of, such Stockholder’s spouse, enforceable against such Stockholder’s spouse in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and to rules of law governing specific performance, injunctive relief and other equitable remedies. If this Agreement is being executed in representative or fiduciary capacity, the Person signing this Agreement has full power and authority to enter into and perform this Agreement.

Section 2.02 Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Stockholder, if any, (ii) violate any Applicable Law, (iii) conflict with or violate or require any consent, approval, notice or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder or any of Stockholder’s properties or assets, including, without limitation, the Shares or (iv) result in the imposition of any Lien on any asset of Stockholder, except in the case of (ii) through (iv) as would not reasonably be expected to prevent or materially delay the performance by Stockholder of any of its obligations under this Agreement.

Section 2.03 Ownership of Shares. Stockholder (together with Stockholder’s spouse if Stockholder is married and the Shares and options set forth on the signature page hereto opposite such Stockholder’s name constitute community property under Applicable Law) is the record or beneficial owner of the Shares and options set forth on the signature page hereto opposite such Stockholder’s name, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares, but other than any restrictions on transfer pursuant to applicable securities laws). None of the Shares or options is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares or options.

Section 2.04 Total Shares. Except for the Shares and options set forth on the signature page hereto, as of the date of this Agreement, Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

Section 2.05 Finder’s Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Parent or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES OF PARENT

Parent represents and warrants to Stockholder:

Section 3.01 Corporation Authorization. The execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby are within the corporate powers of Parent and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding agreement of Parent, enforceable against Parent in accordance with its terms, subject to the effect of any applicable bankruptcy, insolvency, moratorium or similar law affecting creditors’ rights generally and to rules of law governing specific performance, injunctive relief and other equitable remedies.

ARTICLE 4

COVENANTS OF STOCKHOLDER

Stockholder hereby covenants and agrees that until the Termination Date:

Section 4.01 No Proxies for or Encumbrances on Shares. Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Parent, directly or indirectly (except, if Stockholder is an individual, as a result of the death of Stockholder), (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance or other disposition of, any Shares during the term of this Agreement. Notwithstanding the foregoing, Stockholder may (i) transfer shares to a family member or trust for estate planning purposes provided that, as a condition to such transfer, the transferee agrees in writing to be bound by the terms and provisions of this Agreement, and (ii) in connection with the exercise of any options to purchase Company Common Stock (cashless or otherwise), sell Shares in an amount that is sufficient to (x) satisfy the payment of any tax liability incurred by Stockholder in connection with such exercise and (y) pay the exercise price of such options.

Section 4.02 Other Offers. Stockholder (in Stockholder’s capacity as such), hereby agrees to be bound by the provisions of Section 6.03 of the Merger Agreement.

Section 4.03 Additional Shares. In the event that Stockholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional voting interest with respect to the Company, such voting interests shall, without further action of the parties, be subject to the provisions of this Agreement, and the number of Shares set forth on the signature page hereto will be deemed amended accordingly. Stockholder shall promptly notify Parent of any such event.

Section 4.04 Appraisal Rights. Stockholder agrees not to exercise any rights (including under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares which may arise with respect to the Merger.

Section 4.05 Actions. Stockholder agrees that it will not (a) bring, commence, institute, maintain, prosecute, participate in or voluntarily aid any action, claim, suit or cause of action, in law or in equity, in any court or before any governmental entity (an “Action”), which challenges the validity of or seeks to enjoin the operation of any provision of this Agreement or (b) bring or commence any Action that alleges that the execution and delivery of this Agreement by Stockholder, either alone or together with the other voting agreements to be delivered in connection with the execution of the Merger Agreement, or the approval of the Merger Agreement by the Board of Directors of the Company, breaches any fiduciary duty of the Board of Directors of the Company or any member thereof.

ARTICLE 5

MISCELLANEOUS

Section 5.01 Other Definitional and Interpretative Provisions. Unless specified otherwise, in this Agreement the obligations of any party consisting of more than one person are joint and several. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

Section 5.02 Further Assurances. Parent and Stockholder (in its capacity as such) will each execute and deliver, or cause to be executed and delivered, all further documents and instruments as the other may reasonably request and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary and all things the other party may reasonably deem proper or advisable under applicable laws and regulations, to carry out the purpose of this Agreement.

Section 5.03 Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate upon the Termination Date.

Section 5.04 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

Section 5.05 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that, except as otherwise provided in Section 4.01 Stockholder may not assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of Parent. Any assignment in violation of this Section 5.05 shall be null and void.

Section 5.06 Governing Law. This Agreement shall be governed by and construed in accordance with and governed by the laws of the State of Delaware, without regard to the conflicts of law rules of such State.

Section 5.07 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto and the Merger Agreement has become effective. Until and unless each party has received a counterpart hereof signed by the other party hereto and the Merger Agreement has become effective, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).

Section 5.08 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

Section 5.09 Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of Delaware or any Delaware state court, in addition to any other remedy to which they are entitled at law or in equity.

Section 5.10 Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

Section 5.11 Action in Stockholder’s Capacity Only. Stockholder, if a director or officer of the Company, does not make any agreement or understanding herein as a director or officer of the Company. Stockholder signs this Agreement solely in his or her capacity as a beneficial owner of the Shares and nothing herein shall limit or affect any actions taken in his or her capacity as an officer or director of the Company, including (i) complying with or exercising such Stockholder’s fiduciary duties as a member of the Board of Directors of the Company and (ii) participating in his or her capacity as an officer or director of the Company in discussions or negotiations in accordance with Section 6.03 of the Merger Agreement.

Section 5.12 No Obligation to Exercise Options. Notwithstanding any provision of this Agreement to the contrary, nothing in this Agreement shall obligate Stockholder to exercise any option or other right to acquire shares of Company Stock.

Section 5.13 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

if to Parent, to:

Oracle Corporation
500 Oracle Parkway
Redwood City, California 94065
Attention: General Counsel
Facsimile No.: (650) 633-1813

with a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP
525 University Avenue
Suite 1100
Palo Alto, California 94301
Attention:	Kenton J. King
Celeste E. Greene
Facsimile No.: (650) 470-4570; and

if to Stockholder, to: the address for notice set forth on the signature page hereof with a copy to:

Agile Software Corporation
6373 San Ignacio Avenue
San Jose, California 95119
Attention:	Carolyn Vanderhorst Aver, Executive Vice President and Chief Financial Officer Douglas Clark Neilsson, Senior Vice President and General Counsel
Facsimile No.:

All such notices, requests and other communications shall be deemed received (i) on the date of delivery if delivered personally, (ii) on the date of confirmation of receipt of transmission by facsimile transmission, or (iii) on the date of confirmation of receipt if delivered by an internationally recognized courier service.

Section 5.14 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 5.15 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

Section 5.16 Waiver. No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. A party hereto shall not be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 5.17 No Ownership Interest. All rights, ownership and economic benefits of and relating to the Shares and options shall remain vested in and belong to Stockholder, and Parent shall have no authority to exercise any power or authority to direct Stockholder in the voting of any of the Shares, except as otherwise specifically provided herein, or in the performance of Stockholder’s duties or responsibilities as a stockholder of the Company.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

ORACLE CORPORATION

By:
Name:
Title:

STOCKHOLDER:

By:
Name:
Title:

Address for notices:

SPOUSE OF STOCKHOLDER:

Name:

Class of Stock	Shares Owned	Options Owned
Common Stock